Exhibit (21)


                      SUBSIDIARIES OF THE MEAD CORPORATION*


                                                  State of Jurisdiction
Name                                                of Incorporation
- - ----                                              ---------------------
Escanaba Paper Company                                 Michigan
Mead Coated Board International, Inc.                  Delaware
Mead Data Central, Inc.**                              Delaware
Mead Holdings, B.V.                                    The Netherlands
Mead Holdings S.A.                                     France
Mead Packaging International, Inc.                     Ohio


- - --------------

* The names of additional subsidiaries have been omitted because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
      Subsidiaries which are consolidated into the above-listed subsidiaries are also omitted.

** Mead Data Central, Inc. was merged into the Registrant effective December 31, 1993.